NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	GREEN ENERGY ACQUISITION CORPORATION

CUSIP [___]

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _______________________________________________________________________________________________

is the owner of __________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Green Energy Acquisition Corporation, a Delaware corporation (the “Corporation”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment). The Common Stock and Warrants comprising the Units represented by this certificate shall commence separate trading on the 90th day after the effective date of the initial public offering prospectus (the “Effective Date”) or earlier if the representative of the underwriter so decides; provided, that, in no event may the Common Stock and Warrants be traded separately until the Corporation has filed a Current Report on Form 8-K which includes an audited balance sheet reflecting its receipt of the proceeds of its initial public offering of securities, including any proceeds received from the exercise by the underwriter of its over-allotment option if so exercised prior to the Corporation’s filing of such Current Report on Form 8-K. The terms of the Warrants are governed by a Warrant Agreement, dated as of [_______], 2008, between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

By:__________________________________ Wayne L. Rogers, CHAIRMAN	GREEN ENERGY ACQUISITION CORPORATION CORPORATE THE STATE OF DELAWARE SEAL 2007	By:__________________________________ Wayne L. Rogers, SECRETARY

CONTINENTAL STOCK & TRANSFER COMPANY,
as transfer agent and registrar

By:______________________________________
Steven Nelson, Chairman

GREEN ENERGY ACQUISITION CORPORATION

The Corporation will furnish, without charge, to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the securities represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT - ____________ Custodian ____________
TEN ENT -  as tenants by the entireties                      (Cust)                                (Minor)
JT TEN -  as joint tenants with right of survivorship under Uniform Gifts to Minors Act of ______________________
and not as tenants in common          (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_____________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________________________________________ Attorney
to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________

                                                            ____________________________________________________________________
Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).